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                                                                     EXHIBIT 3.2


                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                    FRONTIERVISION OPERATING PARTNERS, L.P.


         This Certificate of Limited Partnership of FrontierVision Operating Partners, L.P. (the "Partnership") is being duly executed and filed by the undersigned, as Senior Vice-President of FrontierVision Inc., the general partner of FVP GP, L.P., the general partner of FrontierVision Partners, L.P., to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Sections 17-101 et seq.).

         1. The name of the limited partnerhsip formed hereby is FrontierVision Operating Partners, L.P.

         2. The address of the registered office of the Partnership in the State of Delaware is at c/o The Prentice Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Kent County, Dover Delaware 19904, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Kent County, Dover Delaware, 19904.

         3. The name and mailing address of the general partner of the Partnership are:

                          FrontierVision Partners, L.P.
                          1777 South Harrison Street, Suite P200
                          Denver, Colorado 80210

                                              GENERAL PARTNER:

                                              FRONTIERVISION PARTNERS, L.P.

                                              By:  FVP GP, L.P., its sole
                                              general partner

                                              By:  FrontierVision Inc., its
                                              sole general partner


                                              By  /s/ John S. Koo
                                                ------------------------
                                                Name:  John S. Koo
                                                Title:  Senior Vice President